Exhibit (d)

LETTERHEAD OF PATTERSON BELKNAP WEBB & TYLER LLP

December 8, 2020

Citibank, N.A. – ADR Department
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

We refer to the Registration Statement on Form F-6 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”) by the legal entity created by the Deposit Agreement (as hereinafter defined) for the purpose of registering under the United States Securities Act of 1933, as amended (the “Securities Act”), 200,000,000 American Depositary Shares (the “ADSs”) to be issued under the Deposit Agreement, dated as of August 31, 2020, by and among Citibank, N.A., as Depositary, XPeng Inc., a company organized under the laws of the Cayman Islands (the “Company”), and all Holders and Beneficial Owners (each as defined in the Deposit Agreement and hereinafter used as so defined) of ADSs issued thereunder, a copy of which is being filed as Exhibit (a) to the Registration Statement (the “Deposit Agreement”). Each ADS will represent, subject to the terms and conditions of the Deposit Agreement, the laws of the Cayman Islands and, if applicable, the American Depositary Receipt (“ADR”) evidencing such ADS, the right to receive the number of ordinary shares of the Company (the “Shares”) specified in the Deposit Agreement and the applicable form of ADR attached thereto.

Nothing contained herein or in any document referred to herein is intended by this firm to be used, and the addressees hereof cannot use anything contained herein or in any document referred to herein, as tax advice.

Assuming that, at the time of their issuance, the Registration Statement will be effective, the Deposit Agreement was duly executed and delivered, and the Shares will have been legally issued, we are of the opinion that the ADSs, when issued in accordance with the terms of the Deposit Agreement and the Registration Statement, will be legally issued and will entitle the Holders to the rights specified in the Deposit Agreement and, if applicable, the ADR(s) evidencing the ADS(s).

This opinion is limited to the laws of the State of New York and the Federal laws of the United States. Without admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act, we hereby consent to the use of this opinion as Exhibit (d) to the Registration Statement.

Very truly yours,

PATTERSON BELKNAP WEBB & TYLER LLP

By:	/s/ Herman Raspé
A Member of the Firm